EXHIBIT 11
                            JONES APPAREL GROUP, INC.
              Computation of Basic and Diluted Earnings per Share
                     (In millions except per share amounts)

                                         For the Year Ended December 31,
                                        --------------------------------
                                            2005        2004        2003
                                        --------    --------     -------
Basic Earnings per Share:
-------------------------
Net income...........................     $274.3      $301.8      $328.6
                                        ========    ========     =======

Weighted average number of shares
outstanding..........................      118.0       123.6       127.3
                                        ========    ========     =======

Basic earnings per share.............      $2.33       $2.44       $2.58
                                        ========    ========     =======

Diluted Earnings per Share:
---------------------------
Net income...........................     $274.3      $301.8      $328.6
Add: interest expense associated
     with convertible notes,
     net of tax benefit..............          -         0.8         9.5
                                        --------    --------     -------
Income available to common
  shareholders.......................     $274.3      $302.6      $338.1
                                        ========    ========     =======

Weighted average number of shares
  outstanding........................      118.0       123.6       127.3
Effect of dilutive securities:
  Employee stock options.............        1.2         2.2         1.3
  Assumed conversion of convertible
    notes............................          -         0.7         7.9
                                        --------    --------     -------
                                           119.2       126.5       136.5
                                        ========    ========     =======
Diluted earnings per share..........       $2.30       $2.39       $2.48
                                        ========    ========     =======